Exhibit 10.2

SLIFKA ENTITIES

SERVICES AGREEMENT

THIS SLIFKA ENTITIES SERVICES AGREEMENT (the “Agreement”) is made and entered into as of January 1, 2021 by and among (i) on the one hand, those entities (which may include corporations, limited liability companies, limited partnerships and trusts) that (a) own limited partner and/or general partner interests in Global Partners LP, a Delaware limited partnership (“Global Partners”), as more particularly set forth on the signature page hereto, and (b) are controlled by any of Richard Slifka, Eric Slifka and/or Andrew Slifka (collectively, the “Slifka Entities”), and (ii) on the other hand, Global Partners. The Slifka Entities and Global Partners are sometimes hereinafter referred to each as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, Global Partners (through its subsidiaries) previously provided certain tax, accounting, treasury and legal services (“Services”) to certain Slifka Entities pursuant to that certain Second Amended and Restated Services Agreement dated as of March 11, 2015 (the “Second A&R Services Agreement”), which Second A&R Services Agreement was terminated by the parties thereto effective as of December 31, 2020; and

WHEREAS, Global Partners is willing to provide the Services to the Slifka Entities, and the Slifka Entities desire to receive such Services from Global Partners, all upon the terms and subject to the conditions herein contained;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Slifka Entities and Global Partners hereby agree as follows:

1.Services. Global Partners hereby agrees to provide to the Slifka Entities the Services during the Service Period (defined below). The Services shall include, without limitation, accounting, treasury, tax and legal support services. The Services shall be rendered at such times as are reasonably requested by the Slifka Entities, giving due regard to Global Partners’ operations and other responsibilities. The Services may not be expanded except in accordance with Paragraph 9 of this Agreement.

2.Service Period. Global Partners shall provide the Services to the Slifka Entities for such period of time as they shall mutually agree (the “Service Period”); provided, however, either Party may terminate some or all of the Services upon ninety (90) days advance written notice.

3.Compensation. The Parties may agree upon a specified monthly amount to be paid by the Slifka Entities to Global Partners (the “Monthly Services Fee”), which Monthly Services Fee shall be subject to approval by the Conflicts Committee of Global Partners LP (the “Conflicts Committee”) and reviewed and approved annually by the Parties hereto (subject to an accelerated review in the event of the occurrence of a material change) and amended in order to more accurately and equitably reflect the actual services rendered. For calendar year 2021, the

Parties have agreed upon, and the Conflicts Committee has approved, a Monthly Services Fee of One Thousand Six Hundred Sixty Six and 67/100 Dollars ($1,666.67). As an alternative to any previously agreed upon Monthly Services Fee, upon 30 days prior written notice either Party may elect to cancel the Monthly Services Fee and utilize actual timekeeping records, whereupon Global Partners shall keep timekeeper reports on a monthly basis for time expended on Services, so as to accurately monitor such Services provided for the benefit of the Slifka Entities. Invoices submitted by Global Partners to the Slifka Entities shall be based upon such records and paid within thirty (30) days of receipt.

4.Indemnification. In as much as Global Partners is performing the Services on an at cost basis and not for the purpose of making a profit, the Slifka Entities shall indemnify and hold harmless Global Partners and its officers, directors, employees, members, agents and representatives (collectively, the “Global Partners Indemnitees”) from and against any and all losses, liabilities, damages, claims, and expenses (including reasonable attorneys’ fees and expenses) suffered or incurred by any Global Partners Indemnitee which arise out of or are related to any action of Global Partners or any of its employees taken while performing Services for the benefit of, or on behalf of, the Slifka Entities except to the extent that such losses, liabilities, damages, claims, and expenses are caused by the gross negligence or willful misconduct of Global Partners or any of its employees or agents.

5.Relationship of the Parties. Global Partners is retained by the Slifka Entities only for the purposes and to the extent set forth in this Agreement, and shall serve the Slifka Entities solely as an independent contractor. Global Partners shall have no authority to enter into agreements or commitments on behalf of the Slifka Entities or to bind the Slifka Entities in any respect, except as expressly authorized in writing by the Slifka Entities. Global Partners shall not be entitled to receive any payments from the Slifka Entities by way of compensation, expenses, reimbursements or otherwise in respect of the Services, except for the reimbursement to be paid as set forth herein. Nothing contained herein shall be construed as making either Party, or any of its employees, an employee, officer, director or owner of any other Party hereto.

6.Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the Slifka Entities and Global Partners. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given.

7.Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving Party’s address set forth below or to such other address as a Party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) sent by overnight courier, or (c) sent by certified or registered mail, return receipt requested, postage prepaid.

If to Global Partners:Global Partners LP

800 South Street, Suite 500

P.O. Box 9161

Waltham, Massachusetts 02454-9161

Attention: Chief Accounting Officer and General Counsel

and

if to the Slifka Entities:

[Name of Slifka Entity]

c/o Global Partners LP

800 South Street, Suite 500

P.O. Box 9161

Waltham, Massachusetts 02454-9161

Attention: Richard Slifka, Eric Slifka and/or Andrew Slifka (as their interests may appear)

All notices, requests, consents and other communications hereunder shall be deemed to have been received: (a) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above; (b) if sent by overnight courier, on the next day following the day such mailing is made (or in the case that such mailing is made on a Friday, Saturday or on the day before a legal holiday, on the immediately following business day); or (c) if sent by certified or registered mail, return receipt requested, on the date indicated as the receipt date on such returned receipt, or on the 5th day following the time of such mailing thereof to such address (or in the case that such 5th day is a Saturday, Sunday or a legal holiday, on the immediately following business day), if a receipt is not returned.

8.Successors and Assigns. This Agreement may not be assigned in whole or in part without the written consent of all of the non-assigning Parties. This Agreement shall be binding upon and inure to the benefit of the Slifka Entities and Global Partners, and each of their respective successors and permitted assigns.

9.Entire Agreement/Amendment. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and except as otherwise provided herein, supersedes all prior agreements or understandings written or oral in respect thereof. This Agreement may be amended or modified at any time or from time to time only by a written instrument signed by the Parties hereto.

10.Enforcement. The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

11.Governing Law. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles thereof.

13.Headings. The paragraph headings contained herein are for convenience and reference only and shall not be given effect in the interpretation of any term or condition of this Agreement.

14.Counterparts. This Agreement may be executed (i) in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument, and (ii) by facsimile or .pdf, and each facsimile and/or .pdf signature will have the same effect as an original signature.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

LAREA HOLDINGS, LLCGLOBAL PARTNERS LP

By:Global GP LLC,

its general partner

By: /s/ Eric Slifka_______________

Eric Slifka, PresidentBy:/s/ Edward J. Faneuil_______

Edward J. Faneuil

Executive Vice President

LAREA HOLDINGS II, LLC

By: /s/ Richard Slifka_______________

Richard Slifka, President

CHELSEA TERMINAL LIMITED

PARTNERSHIP

By:Chelsea Terminal Corp.,

its general partner

By: /s/ Richard Slifka_______________

Richard Slifka, President

AS MONTELLO IRREVOCABLE

TRUST

By: /s/ Eric Slifka_______________

Eric Slifka, Trustee

RS MONTELLO IRREVOCABLE

TRUST

By: /s/ Edward J. Faneuil_______________

Edward J. Faneuil, Trustee

OTHER SLIFKA FAMILY TRUSTS

By:/s/ Eric Slifka_______________

Eric Slifka, Trustee, as applicable

By:/s/ Richard Slifka_______________

Richard Slifka, Trustee, as applicable

By: /s/ Andrew Slifka_______________

Andrew Slifka, Trustee, as applicable